Exhibit 99.3

EyeLock, Inc. and Subsidiary

Unaudited Consolidated Financial Statements

as of June 30, 2015 and December 31, 2014

and for the Six Months Ended June 30, 2015 and 2014

EyeLock, Inc. and Subsidiary

EYELOCK, INC. and ITS SUBSIDIARY

CONSOLIDATED BALANCE SHEETS
(Unaudited)
	June 30, 2015	December 31, 2014
ASSETS

CURRENT ASSETS:
Cash	$290,208	$1,074,891
Accounts receivable-
Trade, net of allowance for doubtful accounts of $61,732 and $55,638, respectively	219,471	108,425
Other	—	143,289
Inventories, net	695,550	739,453
Prepaid expenses	99,491	442,259
Deferred tax asset, net	54,000	54,000
	1,358,720	2,562,317

PROPERTY AND EQUIPMENT, net	258,399	247,917
INTANGIBLE ASSETS	4,195,000	4,195,000
OTHER ASSETS	31,398	30,428
TOTAL ASSETS	$5,843,517	$7,035,662

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
Notes payable	25,160,971	$20,350,000
Accounts payable	3,335,382	2,013,250
Accrued expenses	5,319,870	4,387,115
Deferred revenues	—	904,110
	33,816,223	27,654,475

LOAN PAYABLE TO A FORMER STOCKHOLDER	1,198,700	1,198,700
	35,014,923	28,853,175
STOCKHOLDERS' DEFICIT:
Series B-1 Preferred stock, $0.01 par value; 50,000,000 shares
authorized; 43,371,432 shares issued and outstanding	433,714	433,714
Series B Preferred stock, $0.01 par value; 75,000,000 shares
authorized; 67,580,886 shares issued and outstanding	675,809	675,809
Series A Preferred stock, $0.01 par value; 50,000,000 shares
authorized; 30,455,916 shares issued and outstanding	304,559	304,559
Additional paid in capital, preferred stock	26,489,395	26,489,395
Class A, Common stock, $1.00 par value; 500,000,000 authorized;
71,825,741 and 69,952,156 shares issued and outstanding at
June 30, 2015 and December 31, 2014, respectively	72,809,967	70,936,382
Less: Discount below par value on common stock	(40,028,559)	(38,173,709)
Additional paid in capital, common stock	2,400,000	2,400,000
Accumulated deficit	(91,467,359)	(84,094,731)
Total stockholders' equity	(28,382,474)	(21,028,581)
Less - Treasury stock, 10,984,226 common shares, at cost	(788,932)	(788,932)
	(29,171,406)	(21,817,513)
	$5,843,517	$7,035,662
The accompanying notes are an integral part of these consolidated balance sheets.

EYELOCK, INC. and ITS SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
For the six months ended June 30,
	2015	2014
REVENUES:
Net sales	$205,942	$351,905
Licensing fees	909,466	2,577,984
	1,115,408	2,929,889
COSTS AND OPERATING EXPENSES:
Cost of sales	169,950	270,277
Salaries and employee benefits	2,786,147	2,573,644
Insurance	85,694	94,090
Depreciation and amortization	59,313	49,598
Professional services	2,840,631	2,900,866
Utilities	211,022	194,688
Research and Development	489,131	824,393
Other	459,280	566,387
	7,101,168	7,473,943
LOSS FROM OPERATIONS	(5,985,760)	(4,544,054)

OTHER INCOME (EXPENSES):

Interest expense	(1,380,750)	(788,510)
	(1,380,750)	(788,510)
LOSS BEFORE INCOME TAX EXPENSE	(7,366,510)	(5,332,564)

INCOME TAX EXPENSE	(6,118)	(149,700)

NET LOSS	$(7,372,628)	$(5,482,264)

The accompanying notes are an integral part of these consolidated statements.

EYELOCK, INC. and ITS SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
For the six months ended June 30,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(7,372,628)	$(5,482,264)
Adjustments to reconcile net loss to net cash used in operating activities:
Bad debt expense	6,094	—
Depreciation and amortization	59,313	49,598
Changes in assets and liabilities:
(Increase) decrease in assets -
Accounts receivable trade	(117,140)	(235,520)
Other receivable	143,289	60,566
Inventories	43,903	(274,206)
Prepaid expenses and other current assets	342,768	(19,446)
Other assets	(971)	—
Increase (decrease) in liabilities -
Accounts payable and accrued expenses	2,362,062	225,772
Deferred revenue	(904,110)	(2,527,984)
Net cash used in operating activities	(5,437,420)	(8,203,484)

CASH FLOWS USED IN INVESTING ACTIVITIES:
Acquisition of property and equipment	(69,794)	(61,348)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from the issuance of notes payable	5,003,796	9,992,844
Payments of notes payable	(300,000)	—
Proceeds from issuance of common stock	18,735	2,065
Net cash provided by financing activities	4,722,531	9,994,909

NET (DECREASE) INCREASE IN CASH	(784,683)	1,730,077

CASH, beginning of year	1,074,891	2,980,007

CASH, end of year	$290,208	$4,710,084

The accompanying notes are an integral part of these consolidated statements.

EYELOCK, INC. AND ITS SUBSIDIARY
Notes to Consolidated Financial Statements (Unaudited)

Note 1 - Operations
The consolidated financial statements include the accounts of EyeLock, Inc. (formerly Global Rainmakers, Inc.) and EyeLock Corporation (together "the Company"). EyeLock, Inc. was incorporated under the laws of the Commonwealth of Puerto Rico on November 3, 2005. The Company is engaged in the development manufacturing and marketing of biometric and computer related technologies. EyeLock, Inc. grants third parties, by geographic areas, exclusive rights and license to the intellectual property rights to market, promote, use, offer for sale and sell its products.
EyeLock Corporation, its Subsidiary, was organized on September 20, 2011, under the Laws of the State of Delaware. EyeLock Corporation provides technology consulting services, as well as sales and management services pursuant to a Technology Consulting, Management and Sales Agreement with EyeLock, Inc.
Basis of presentation
The accompanying unaudited interim consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America and include all adjustments (consisting of normal recurring adjustments), which, in the opinion of management, are necessary to present fairly the consolidated position, results of operations and cash flows for all periods presented. The results of operations are not necessarily indicative of the results to be expected for the full year or any interim period. These consolidated financial statements do not include all disclosures associated with consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States of America. Accordingly, these statements should be read in conjunction with the Company's audited consolidated financial statements and notes thereto contained in this Form 8-K/A for the year ended December 31, 2014.
Principals of consolidation
The consolidated financial statements include the accounts of EyeLock, Inc. and its Subsidiary, EyeLock Corporation. All significant intercompany accounts and transactions have been eliminated in consolidation.
Use of Accounting Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported periods. Actual results could differ from those estimates.
Note 2 - Concentration of credit risk
Financial instruments, which potentially subject the Company to concentrations of credit risk, consist principally of cash deposits. The cash deposits at times may exceed the amount insured by the Federal Deposit Insurance Corporation (FDIC). As of December 31, 2014, the Company’s cash deposits that exceeded the FDIC’s insured limits of $250,000 per financial institution, amounted to approximately $740,000. As of June 30, 2015, the Company did not have cash deposits in financial institutions exceeding the FDIC's insured limits.
The Company had one major client which accounted for 81% and 85% of the Company’s total revenues for the six months ended June 30, 2015 and 2014, respectively.
Note 3 - Inventories
As of June 30, 2015 and December 31, 2014, inventories consisted of the following:

Description	June 30, 2015	December 31, 2014
Raw Material	$277,516	$116,511
Finished Goods	463,886	697,786
	741,402	814,297
Less: Allowance for obsolescence	(45,852)	(74,844)
	$695,550	$739,453

EYELOCK, INC. AND ITS SUBSIDIARY
Notes to the Consolidated Financial Statements (Unaudited)

Note 4 - Notes Payable
As of June 30, 2015 and December 31, 2014, notes payable are as follows:

Description	June 30, 2015	December 31, 2014
Senior secured promissory notes payable to various investors, bearing interest at 12%, maturing on June 30, 2015	$4,000,000	$4,000,000
Senior promissory notes payable to various investors, bearing interest at 12%, maturing on June 30, 2015.	3,200,000	3,500,000
Convertible promissory notes payable to various investors, bearing interest at 10%, maturing on June 30, 2015. The notes are convertible into either: a) a similar class to be created during a qualified financing of at least $5 million, or b) a class similar to series B-1 Preferred	10,000,000	10,000,000
Senior promissory notes payable to various investors, bearing interest at 12%, maturing on March 31, 2015, with an extension option to June 30, 2015.	—	2,850,000
Senior secured promissory notes payable to various investors, bearing interest at 10%, maturing June 15, 2015.	7,960,971	—
	$25,160,971	$20,350,000
During the six months ended June 30, 2015, $2,850,000 of the senior promissory notes payable at December 31, 2014, plus accrued interest, were converted into the senior secured promissory notes totaling $7,960,971 at June 30, 2015.
Certain balances of these promissory notes, which expired through June 30, 2015, were converted into the Company's equity, as discussed in Note 12.

Note 5 - Income Taxes
On March 19, 2012, the Company received a tax exemption grant for income, property and municipal taxes, of EyeLock, Inc., under the provisions of Act No. 73 of May 28, 2008, known as the Economic Incentives for the Development of Puerto Rico Act to cover. The grant covers a fifteen-year (15) period and provides for a flat tax rate of 4% on taxable income, 90% exemption on property taxes and 60% exemption on municipal taxes. The tax exemption was effective on January 1, 2011.

For Puerto Rico tax purposes, the Company provides for income tax using applicable Puerto Rico statutory rates. However, the provision for income tax differs from the amount obtained by applying the Puerto Rico applicable tax rates due to expenses recorded for financial statement purposes, which are not currently deductible for income tax purposes.

For federal tax purposes, the Company files an income tax return for the operations of EyeLock Corporation.

As of June 30, 2015 and June 30, 2014, the Company concluded that substantially all of its deferred tax assets are not realizable on a more-likely-than-not basis and therefore a valuation allowance has been recorded against the Company’s deferred tax assets. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income in those periods in which temporary differences become deductible and/or net operating losses can be utilized.

EYELOCK, INC. AND ITS SUBSIDIARY
Notes to the Consolidated Financial Statements (Unaudited)

All positive and negative evidence were considered when determining the amount of the net deferred tax assets that are more likely than not to be realized. This evidence includes, but is not limited to, historical earnings, scheduled reversal of taxable temporary differences, tax planning strategies and projected future taxable income.

As of June 30, 2015, the Company did not record any reserves for unrecognized tax benefits. No interest or penalties related to unrecognized tax benefits were recorded in the consolidated financial statements for the year ended June 30, 2015.

Note 6 - Related Party Transactions
The Company, in its ordinary course of business, conducts certain transactions with related parties. As of June 30, 2015 and December 31, 2014, a member of the Company’s board of directors serves as a Managing Partner of a related party that is the major holder of the outstanding preferred stock, including additional paid-in-capital.
In addition, in July 2010 the Company entered into a Management and Consulting Agreement with the related party above, whereby the related party provides the Company with financial advisory services, including analysis and advice relating to business management, financial planning and the identification and sourcing of capital. Management and consulting fees for services provided during the six months ended June 30, 2015 and 2014 amounted to $120,000 in each period.

Note 7 - Stockholders’ Deficit
As of June 30, 2015 and December 31, 2014, total dividends in arrears on all series of preferred stock were approximately $11,635,000 and $10,047,000, respectively.
Share Incentive Plan
On July 2, 2012, the Company approved and adopted a Share Incentive Plan (the Plan) intended to provide incentives which will attract, retain and motivate highly competent persons such as directors, officers, employees and consultants of the Company and its subsidiary, by providing them opportunities to acquire shares of the Company’s common stock, par value $1.00 per share. Subject to the provisions of the Plan, the maximum numbers of shares of common stock that may be delivered to participants and their beneficiaries under the Plan is twenty-five million (25,000,000) shares of common stock which are restricted for this purpose.
The Company has granted 25,000,000 shares of restricted stocks. According to the Plan, the restricted common stocks are vested in equal installments on each of the first three (3) anniversaries of the date of grant. As of June 30, 2015, 16,690,224 shares of restricted common stock were vested, of which 16,598,558 were issued and outstanding.
Stock Option Plan
On January 22, 2015, the Company's Board of Directors approved and adopted a Stock Option Plan ("the Plan") intended to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees and consultants, and to promote the success of the Company's business. The Plan is effective upon its adoption for a term of ten years. As of June 30, 2015, the Company has granted stock options for the acquisition of 9,995,000 shares at an exercise price of $.02 per share.

Note 8 - Licensing Fees
On October 11, 2013, the Company entered into a license agreement to grant a third party, a license to market and resell the Company’s products in accordance with the terms and conditions of the agreement. Within ten (10) days of the end of each calendar quarter during the period beginning upon July 1, 2014 through December 31, 2015, unless otherwise agreed by the parties in writing, the third party shall pay the Company an amount equal to twenty percent (20%) of third party’s gross sales in the preceding quarter, up to an aggregate maximum amount of $900,000. During

EYELOCK, INC. AND ITS SUBSIDIARY
Notes to the Consolidated Financial Statements (Unaudited)

the six months ended June 30, 2015 and 2014, the Company recognized license fee revenues of approximately $50,000 and $4,200, respectively, related to this agreement.
During March 2013, the Company entered into a licensing agreement with a third party, whereby the Company grants a third party the right and license to the IP Rights, as defined in the agreement, and the improvements to market, use, offer for sale and sell the licensed products in accordance with the terms and conditions of the agreement. The Company received $10,000,000 upon the execution of the Agreement in March 2013. Subject to the agreement, the third party had a continuing option, up to March 2015, to commence a Definitive Period, as defined in the Agreement. The option was not exercised at the end of the option period and the parties are negotiating a non-exclusive master reseller agreement. During the six months ended June 30, 2014 and 2015, the Company recognized licensing fee revenues of approximately $2,500,000 and $904,000, respectively, related to this agreement. At December 31, 2014, the approximate $904,000 of revenue recognized during the six months ended June 30, 2015 was deferred.

Note 9 - Operating lease agreement
The Company entered into lease agreements for its facilities. One of these lease agreements is for a lease term of three years starting January 1, 2013, with monthly rental payments of $2,152 in the first year and $2,399 per month, thereafter. The second lease agreement is for a lease term of three years starting on August 1, 2013, with monthly rental payments of $2,140 in the first year and $28,533 thereafter.
Minimum lease commitments under the active lease agreements for the twelve months subsequent to June 30, 2015, are approximated, as follows:

Amount

Year 1	$356,790
Year 2	28,533
$385,323

Note 10 - Supplemental disclosures for the statement of cash flows
Non-cash investing and financing transactions - The following is supplemental information relating to the consolidated statements of cash flows:

Description	June 30, 2015	June 30, 2014
Non-cash investing and financing activities:
Discount on issuance of common stock	$1,854,850	$204,397
Cash paid during the period:
Interest Payments	$—	$—
Taxes	$6,118	$—

Note 11 - Litigation and contingencies
The Company is a party to a certain legal claim arising in the ordinary course of business. Management, after consulting with legal counsel, is of the opinion that the ultimate outcome of this claim, will not have a material effect on the Company's financial position or results of operations.
Note 12 - Subsequent Events

EYELOCK, INC. AND ITS SUBSIDIARY
Notes to the Consolidated Financial Statements (Unaudited)

On September 1, 2015, EyeLock, Inc. and its Subsidiary changed its legal names to EL Preferred Holdings, Inc. and EL Preferred Holdings Corp., respectively. The Company amended its certificate of incorporation with the purpose, among others, to modify the stocks dividend rights and liquidation preferences and to decrease the par value of the shares from $0.01 to $0.001 and also increase the total number of shares authorized, as follows:

Class of Stock	Number of Shares

Series C Preferred Stock	2,075,000,000
Series B-1 Preferred Stock	260,000,000
Series B Preferred Stock	500,000,000
Series A Preferred Stock	360,000,000
Series A Common Stock	150,000,000
3,345,000,000

In addition, the Company declared a stock split over the Series A, B and B-1 Preferred Stocks.
On September 1, 2015 ("the Closing Date"), the Company and its Subsidiary sold substantially all of their assets to EyeLock LLC ("the Buyer"), an entity formed by VOXX International Corporation ("Voxx"), a publicly traded company listed on the NASDAQ stock exchange, and entered into a series of related transactions ("the Transactions") described below:

•
In connection with the Transactions, the Company received as consideration (i) a $15,500,000 cash payment ("the Cash Proceeds"), (ii) 34 units of the Buyer's common membership interest ("the Buyer Units"), representing 34% of the total number of outstanding membership interests held by all of the members of the Buyer as of the Closing Date, and (iii) the assumption by the Buyer and forgiveness by Voxx of certain promissory note obligations previously owed to the Company by Voxx. As of the Closing Date, Voxx owned a majority of the Buyer's common membership interest.

•
The Company used all of the Cash Proceeds to pay off the Company's trade payables and accrued expenses outstanding as of the Closing Date, including costs and fees associated with the Transactions, and paid approximately $9,958,000 of certain senior secured promissory notes issued by the Company in respect of the outstanding principal and accrued but unpaid interest and other obligations thereunder.

•
The balance of approximately $13,746,000 of the promissory notes not repaid with the Cash Proceeds was canceled and the notes were terminated in exchange for the issuance to the noteholders of the Company's Series C Preferred Stock.

As of the Closing Date, the Company's only assets are the Buyer Units and a cash reserve for the payment of taxes and other administrative expenses of the Company. The Company does not currently have any officers or employees. The former employees of the Company that were located in the United States were terminated and were hired by the Buyer.
On February 24, 2016, the Company obtained a valuation opinion that supports the fair market value of the Company's intellectual property of $4,170,000 as of December 31, 2013.
The number of shares issued and outstanding as of March 22, 2016 was as follows:

EYELOCK, INC. AND ITS SUBSIDIARY
Notes to the Consolidated Financial Statements (Unaudited)

Class of Stock	Number of Shares

Series C Preferred Stock	1,963,735,000
Series B-1 Preferred Stock	250,957,944
Series B Preferred Stock	491,004,673
Series A Preferred Stock	349,158,879
Common Stock, Options, Warrants and Restricted Stock Units	146,325,337
3,201,181,833
The Board of Directors of the Company is currently reviewing a reorganization plan involving the domestication of the Company from Puerto Rico to the United States in 2016, for purposes of tax efficiency in light of the fact that the existing business of the Company is now being operated entirely in the continental United States.
The Company has evaluated subsequent events through March 22, 2016, the date on which these interim financial statements were available to be issued.